Exhibit 99.1

Contact:

James T. Judson

Omnicell, Inc.

Vice President of

1201 Charleston Road

Finance and Interim CFO	Mountain View, CA 94043
800-850-6664, ext. 6118
jimj@omnicell.com

For Immediate Release

Omnicell Announces Preliminary First Quarter 2005 Financial Results

MOUNTAIN VIEW, Calif. – April 20, 2005 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety solutions preferred by nurses, today announced preliminary first quarter 2005 results.

Revenue for the first quarter of 2005 is expected to total between $28.2 million and $28.8 million. Business booked and billed within the quarter, the company’s “turns” business, totaled approximately 20% of revenue, driven by several large competitive transactions booked early in the quarter. Total backlog as of March 31, 2005 is expected to be down slightly as compared to the end of the fourth quarter of 2004.

Net income for the quarter includes a charge for a reduction in force announced during the fourth quarter 2004 earnings conference call and two additional one-time charges. GAAP net income for first quarter 2005 is expected to reflect a loss of approximately $(5.8) million to $(6.3) million or $(0.23) to $(0.25) per share. This includes the severance costs for our reduction in force of $1.5 million ($(0.06) per share) and one-time charges of $1.1 million ($(0.04) per share) to end-of-life certain older products and $0.8 million ($(0.03) per share) to write off the cost of two suspended acquisitions. Removing these one-time charges will result in a pro forma net loss for the first quarter 2005 of $(0.10) to $(0.12) per share.

Pro forma gross margin for the first quarter is expected to be roughly flat with fourth quarter 2004 levels at just under 54%, excluding the end-of-life charge, despite three large competitive pharmacy deals that involved either competitive swap-outs or early consolidation of leases.

Operating expenses, excluding the one-time charges, are expected to be $17.8 million to $18.0 million for the first quarter of 2005, versus $16.1 million for the fourth quarter of 2004. This increase is due to higher fees for audit and SOX compliance, higher commissions expense paid on fourth quarter 2004 bookings that flowed through to revenue in the first quarter of 2005, higher sales and marketing expenses unique to the first quarter of 2005, and higher payroll taxes associated with the start of the new calendar year.

Omnicell Chairman, President and CEO Randall A. Lipps commented, “The first quarter of 2005 was a challenging quarter as we implemented the changes necessary to alleviate our dependence on turns business. We have positioned ourselves to break even in the second quarter without requiring additional in-quarter bookings and turns business, and we will continue to reduce our cost structure to improve profitability. Looking at the marketplace, we continue to see excellent growth opportunities in our pipeline, with solid customer demand for our solutions and continued success in competitive deals.”

First quarter 2005 results are preliminary, subject to the company closing its books and the company’s management and independent auditors completing their customary quarterly review procedures.

Omnicell will be hosting a preliminary financial results conference call on Thursday, April 21, 2005 at 6:00 a.m. PT to discuss the preliminary results. Final results will be released on Tuesday, April 26, 2005 at 1:30 p.m. PT followed by a conference call to discuss the financial results in more detail.

Preliminary Financial Results Conference Call Details

Management will discuss preliminary financial results for the first quarter of 2005 on Thursday, April 21, 2005 at 6:00 a.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to

www.omnicell.com or by dialing 866-249-1964 (domestic) or 303-205-0044 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 8:00 a.m. PT on April 21, 2005 through 11:59 p.m. PT on April 28, 2005. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11028392# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

Final Financial Results Conference Call Details

Management will discuss final financial results for the first quarter of 2005 on Tuesday, April 26, 2005 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 866-249-6463 (domestic) or 303-262-2006 (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 3:30 p.m. PT on April 26, 2005 through 11:59 p.m. PT on May 3, 2005. Dialing 800-405-2236 (domestic) or 303-590-3000 (international) and entering the passcode 11029146# for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Established in 1992, Omnicell (NASDAQ: OMCL) is a leading provider of patient safety solutions preferred by nurses. Improving patient care by enhancing operational efficiency, Omnicell solutions are used throughout the healthcare facility—in the pharmacy, nursing units, surgical services, cath lab, and all the way to the patient’s bedside. The company’s MedGuard™ line of solutions for the medication-use process includes systems for physician order management, automated pharmacy retrieval, medication packaging, medication dispensing, and nursing workflow automation with bar code medication administration. For the medical-surgical supply chain, Omnicell’s OptiFlex™ product line provides open bar code systems, cabinet-based supply management, integrated open and cabinet-based systems, and Web-based procurement. More than 1,500 healthcare facilities use Omnicell solutions to help reduce medication errors, operate more efficiently, and decrease costs—ultimately contributing to improved clinical and financial outcomes. For more information, visit www.omnicell.com.

Forward Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Reconciliation of non-GAAP Information

Reconciliation of GAAP-based EPS to Pro Forma EPS

for the three months ended March 31, 2005

(unaudited)

	Low End of Range	High End of Range
GAAP-based EPS	$(0.23)	$(0.25)
Restructuring Cost	$(0.06)	$(0.06)
Inventory Obsolescence Due to Discontinuation of Product	$(0.04)	$(0.04)
Write-off of costs for suspended acquisitions	$(0.03)	$(0.03)
Pro Forma EPS	$(0.10)	$(0.12)

Reconciliation of GAAP-based Operating Expenses to Pro Forma Operating Expenses for the three months ended March 31, 2005

(unaudited)

($ in millions)

	Low End of Range	High End of Range
GAAP-based Operating Expenses	$20.1	$20.3
Restructuring Cost	(1.5)	(1.5)
Write-off of costs for suspended acquisitions	(0.8)	(0.8)
Pro Forma Operating Expenses	$17.8	$18.0